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                                                                Exhibit 4.(i)

                                    BY-LAWS
                                       OF

                             EPIC ENTERPRISES LTD.
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                               ARTICLE I-OFFICES

        SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at the office of the resident agent.

        SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Nevada, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                       ARTICLE II-MEETING OF STOCKHOLDERS

        SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Nevada, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the corporation in Nevada on: The first Monday which occurs after the annual anniversary of the date upon which the corporation's Article of Incorporation were certified by the Secretary of State of Nevada.

        If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

        SECTION 2. OTHER MEETINGS. Meetings of stockholders for any purpose other than the election of Directors may be held at such time and place, within or without the State of Nevada, as shall be stated in the notice of the meeting.

        SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms and provisions of the Articles of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for Directors shall be decided by majority vote except as otherwise provided by the Articles of Incorporation or the laws of the State of Nevada.

        SECTION 4. STOCKHOLDER LIST. The Officer who has charge of the stock ledger of the corporation shall at least 10 days before each meeting of stockholders prepare a completely alphabetically addressed list of the stockholders entitled to



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         SECTION 2.  RESIGNATIONS.  Any Director, member of a committee or other Officer my resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         SECTION 3. VACANCIES. If the office of any Director, member of a committee or other Officer becomes vacant, the remaining Directors in office, though less than a quorum, by a majority vote may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

         SECTION 4. REMOVAL. Any Director or Directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

         SECTION 5. INCREASE IN NUMBER. The number of Directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of the Directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional Directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

         SECTION 6. COMPENSATION. Directors shall not receive any stated salary for their services as Directors or as members of committees, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an Officer, Agent, or otherwise, and receiving compensation therefor.

         SECTION 7. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                              ARTICLE IV-OFFICERS

         SECTION 1. OFFICERS. The Officers of the corporation shall consist a a President, a Treasurer, and a Secretary, and shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman of the Board, one or more Vice-Presidents, and such Assistant Secretaries and Assistant Treasurers as it may deem proper. None of the Officers of the corporation need be Directors. The Officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

         SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such Officers and Agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.





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         SECTION 3.  CHAIRMAN OF THE BOARD OF DIRECTORS.  The Chairman of the
Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 4. PRESIDENT. The President shall be the Chief Executive Officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the Office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some manner, he shall execute bonds, mortgages, and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal. shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assist- and Treasurer.

         SECTION 5. VICE-PRESIDENT. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the Directors.

         SECTION 6. TREASURER. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

         The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

         SECTION 7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President, or by the Directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation's stockholders and Directors in a book to be kept for that purpose, and shall affix the seal to all instruments requiring it, when authorized by the Directors or the President, and attest the same.

         SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Directors.

                                ARTICLE V-STOCK

         SECTION 1. CERTIFICATES OF STOCK. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President, and the Treasurer or Assistant Treasurer, or the Secretary or Assistant Secretary of the corporation, certifying the number of shares owned by





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him in the corporation.  If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in the General Corporation Law of Nevada, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights. Where a certificate is countersigned (1) by a Transfer Agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of such persons may be facsimiles.

         SECTION 2. LOST CERTIFICATES. New certificates of stock may be issued in the place of any certificate therefore issued by the corporation, alleged to have been lost or destroyed, and the Directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against it on account of the alleged loss of any new certificate.

         SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

         SECTION 4. STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 50 nor less than 10 days before the day of such meeting, nor more than 50 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors nay fix a new record date for the adjourned meeting.

         SECTION 5. DIVIDENDS. Subject to the provisions of the Articles of Incorporation the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividends there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the Directors from time to time in their discretion deem proper working





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